THERMON REPORTS FIRST QUARTER FISCAL 2023 RESULTS

•Record Q1 revenue up 34%, Net Income up $6.9 million and Adjusted EBITDA growth of 106% versus Q1 2022
•Record Q1 orders up 41% and Book to Bill of 1.16x, excluding the impact of a large, one-time contract
•Completed previously announced acquisition of Powerblanket, a leading provider of patented heat spreading technology to diversified end markets in North America
•Strong start of the year drives upward revision of Fiscal 2023 revenue and earnings guidance
AUSTIN, Texas, August 4, 2022 -- Thermon Group Holdings, Inc. (NYSE:THR) ("Thermon"), a global leader in industrial process heating solutions, today announced consolidated financial results for the first quarter ("Q1 2023") for the fiscal year ending March 31, 2023 ("Fiscal 2023"). Key highlights for Q1 2023 as compared to the three months ended June 30, 2021 ("Q1 2022") include:

•Revenue of $95.4 million versus $71.2 million in Q1 2022, an increase of $24.3 million, or 34%
•Gross margin of 39.0%, as compared to 37.3% in Q1 2022
•Net Income of $6.6 million as compared to Net Loss of $(0.3) million in Q1 2022
•Adjusted EBITDA of $16.6 million versus $8.1 million in Q1 2022, an increase of $8.5 million or 106%
•Fully diluted GAAP earnings per share ("EPS") of $0.20 and Non-GAAP Adjusted EPS of $0.25

Bruce Thames, Thermon CEO and President said, "I am very pleased with the strong execution of our global Thermon team to start our fiscal year by achieving record revenue and bookings while driving exceptional operating leverage in the first quarter. Growth in the Western Hemisphere drove results in the quarter and we expanded our presence in nearly all targeted end markets while increasing gross margins. We saw only limited recovery in the Eastern Hemisphere during the quarter, where the economic recovery has lagged. The strategic acquisition of Powerblanket was financed from cash on hand and leaves our balance sheet strong - providing the financial flexibility necessary to execute our plans in a still uncertain global economic environment. Profit margins grew year over year as we continue to navigate the challenging global supply chains and drive productivity improvements while managing controllable spend."

Q1 2023 Net Income and EPS were $6.6 million and $0.20, respectively, compared to Net Loss and EPS of $(0.3) million and $(0.01), respectively, for Q1 2022. After taking into account the impact of acquisition costs, restructuring, amortization of intangible assets, the tax expense/(benefit) for impact of foreign rate increases, and the benefit from the Canadian Emergency Wage Subsidy (the "CEWS") (see table, Reconciliation of Net Income to Adjusted Net Income and Adjusted EPS), Thermon generated Adjusted Net Income/(Loss) in Q1 2023 of $8.5 million and Adjusted EPS of $0.25 as compared to $1.2 million and $0.04, respectively, in Q1 2022.

Adjusted EBITDA was $16.6 million in Q1 2023 as compared to $8.1 million in Q1 2022, an increase of $8.5 million, or 106% (see table, Reconciliation of Net Income to Adjusted EBITDA). Cash provided by operating activities was $11.9 million in Q1 2023 as compared to $2.5 million in Q1 2022.

As of June 30, 2022, Thermon had $150.8 million of gross outstanding debt and $40.0 million of cash and cash equivalents, representing Net Debt of $110.8 million. Our Net Debt to trailing twelve month Adjusted EBITDA leverage ratio was 1.7x as of June 30, 2022.

Backlog     was $165.0 million as of June 30, 2022, representing a $49.3 million increase, or 43%, as compared to Q1 2022 backlog of $115.8 million. Orders in Q1 2023 were $103.3 million compared to $72.4 million in Q1 2022, an increase of $30.9 million or 43%.

During Q1 2023, Point in time revenue accounted for 62% of total revenue and Over time revenue accounted for 38%, compared to 62% and 38%, respectively, in Q1 2022.

Revised Outlook

For our fiscal year ending March 31, 2023, we expect revenue will be approximately $380-$405 million, which includes $18 million of revenue contribution from the Powerblanket acquisition. We also expect GAAP EPS in Fiscal 2023 to be approximately $0.85-$0.97 per share, with Adjusted EPS to be approximately $1.07-$1.19 per share. We continue to evaluate additional inorganic growth opportunities while investing in our long-term strategic initiatives.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Kevin Fox, Senior Vice President and Chief Financial Officer, will discuss Q1 2023 results during a conference call today, August 4, 2022 at 10:00 a.m. (Central Time). The call will be simultaneously webcast and the accompanying slide presentation containing financial information can be accessed on Thermon's investor relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted EBITDA margin," "Adjusted Net Income/(Loss)," "Free Cash Flow," and "Net Debt," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income/(Loss)" and "Adjusted EPS" (or "Adjusted fully diluted EPS") represent net income/(loss) before the impact of restructuring and other charges/(income), acquisition costs, amortization of intangible assets, tax expense for impact of foreign rate increases, the benefit from the CEWS, and any tax effect of such adjustments. "Adjusted EBITDA" represents net income/(loss) before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, acquisition costs, costs associated with restructuring and other income/(charges), and income related to the CEWS. "Adjusted EBITDA margin" represents Adjusted EBITDA as a percentage of total revenue. "Free Cash Flow" represents cash provided by operating activities less cash used for the purchase of property, plant, and equipment, net of sales of rental equipment and proceeds from sales of land and buildings. "Net Debt" represents total outstanding principal debt less cash and cash equivalents on hand.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin or Adjusted Net Income/(Loss). Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income/(Loss) and Free Cash Flow should be considered in addition to, and not as substitutes for, income from operations, net income/(loss), net income/(loss) per share and other measures of financial performance reported in accordance with GAAP. We provide Free Cash Flow as a measure of liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income/(Loss) and Free Cash Flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income/(Loss) and Free Cash Flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income/(Loss) to Adjusted EBITDA," "Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information such as the anticipated financial performance of our Powerblanket acquisition, our execution of our strategic initiatives, our ability to achieve our financial performance targets for fiscal 2026 and our Fiscal 2023 full-year guidance. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.
Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) the outbreak of a global pandemic, including the current pandemic (COVID-19 and its variants); (ii) general economic conditions and cyclicality in the markets we serve; (iii) future growth of energy, chemical processing and power generation capital investments; (iv) our ability to operate successfully in foreign countries; (v) our ability to successfully develop and improve our products and successfully implement new technologies; (vi) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (vii) our ability to deliver existing orders within our backlog; (viii) our ability to bid and win new contracts; (ix) the imposition of certain operating and financial restrictions contained in our debt agreements; (x) our revenue mix; (xi) our ability to grow through strategic acquisitions; (xii) our ability to manage risk through insurance against potential liabilities (xiii) changes in relevant currency exchange rates; (xiv) tax liabilities and changes to tax policy; (xv) impairment of goodwill and other intangible assets; (xvi) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvii) our ability to protect our trade secrets; (xviii) our ability to protect our intellectual property; (xix) our ability to protect data and thwart potential cyber-attacks; (xx) a material disruption at any of our manufacturing facilities; (xxi) our dependence on subcontractors and third-party suppliers; (xxii) our ability to profit on fixed-price contracts; (xxiii) the credit risk associated to our extension of credit to customers; (xxiv) our ability to achieve our operational initiatives; (xxv) unforeseen difficulties with expansions, relocations, or consolidations of existing facilities; (xxvi) potential liability related to our products as well as the delivery of products and services; (xxvii) our ability to comply with foreign anti-corruption laws; (xxviii) export control regulations or sanctions; (xxix) changes in government administrative policy; (xxx) the current geopolitical instability in Russia and Ukraine and related sanctions by the U.S. and Canadian governments and European Union; (xxxi) environmental and health and safety laws and regulations as well as environmental liabilities; and (xxxii) climate change and related regulation of greenhouse gases, and (xxxiii) those factors listed under Item 1A “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on May 26, 2022 and in any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have filed or may file with the SEC. Any one of these factors or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.
Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox, Chief Financial Officer
Ivonne Salem, Vice President, FP&A and Investor Relations
(512) 690-0600
Investor.Relations@thermon.com

Thermon Group Holdings, Inc.
Consolidated Statements of Operations
(unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended
	June 30, 2022	June 30, 2021
Sales	$95,442	$71,155
Cost of sales	58,217	44,617
Gross profit	37,225	26,538
Operating expenses:
Selling, general and administrative expenses	24,403	21,401
Deferred compensation plan expense/(income)	(660)	332
Amortization of intangible assets	2,268	2,236
Restructuring and other charges/(income)	—	(414)
Income/(loss) from operations	11,214	2,983
Other income/(expenses):
Interest expense, net	(835)	(2,165)
Other income/(expense)	(916)	66
Income/(loss) before provision for taxes	9,463	884
Income tax expense/(benefit)	2,907	1,224
Net income/(loss)	$6,556	$(340)

Net income/(loss) per common share:
Basic income/(loss) per share	$0.20	$(0.01)
Diluted income/(loss) per share	$0.20	$(0.01)
Weighted-average shares used in computing net income/(loss) per common share:
Basic common shares	33,400	33,260
Fully-diluted common shares	33,567	33,260

Thermon Group Holdings, Inc.
Consolidated Balance Sheets
(in Thousands, except share per share data)
	(Unaudited)
	June 30, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$40,035	$41,445
Accounts receivable, net of allowances of $2,242 and $2,177 as of June 30, 2022 and March 31, 2022, respectively	94,278	95,305
Inventories, net	86,226	71,650
Contract assets	12,668	19,626
Prepaid expenses and other current assets	12,394	11,786
Income tax receivable	1,967	4,626
Total current assets	$247,568	$244,438
Property, plant and equipment, net of depreciation and amortization of $66,159 and $63,954 as of June 30, 2022 and March 31, 2022, respectively	64,579	66,039
Goodwill	226,495	212,754
Intangible assets, net	103,466	94,908
Operating lease right-of-use assets	10,897	10,534
Deferred income taxes	1,187	1,211
Other long-term assets	7,739	6,785
Total assets	$661,931	$636,669
Liabilities and equity
Current liabilities:
Accounts payable	38,071	33,567
Accrued liabilities	21,268	26,971
Current portion of long-term debt	8,695	7,929
Borrowings under revolving credit facility	29,000	—
Contract liabilities	10,865	8,010
Lease liabilities	3,664	3,624
Income taxes payable	1,120	897
Total current liabilities	$112,683	$80,998
Long-term debt, net	112,554	120,431
Deferred income taxes	16,787	17,943
Non-current lease liabilities	9,833	9,659
Other non-current liabilities	8,822	8,434
Total liabilities	$260,679	$237,465
Equity
Common stock: $.001 par value; 150,000,000 authorized; 33,468,134 and 33,364,722 shares issued and outstanding at June 30, 2022 and March 31, 2022, respectively	$33	$33
Preferred stock: $.001 par value; 10,000,000 authorized; no shares issued and outstanding	—	—
Additional paid in capital	235,190	234,549
Accumulated other comprehensive loss	(44,056)	(38,906)
Retained earnings	210,085	203,528
Total equity	$401,252	$399,204
Total liabilities and equity	$661,931	$636,669

Thermon Group Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in Thousands)
	Three Months Ended	Three Months Ended
	June 30, 2022	June 30, 2021
Operating activities
Net income/(loss)	$6,556	$(340)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation and amortization	4,895	5,291
Amortization of deferred debt issuance costs	77	223
Stock compensation expense	1,193	1,178
Deferred income taxes	(682)	491
Reserve for uncertain tax positions, net	19	19
(Gain)/Loss on long-term cross currency swap	—	61
Remeasurement (gain)/loss on intercompany balances	(414)	(1,493)
Loss on sale of business, net of cash surrendered	—	311
Changes in operating assets and liabilities:
Accounts receivable	1,323	1,209
Inventories	(9,830)	39
Contract assets	8,829	(3,456)
Other current and non-current assets	(531)	(691)
Accounts payable	3,485	2,501
Accrued liabilities and non-current liabilities	(5,977)	(1,628)
Income taxes payable and receivable	2,917	(1,238)
Net cash provided by/(used in) operating activities	$11,860	$2,477
Investing activities
Purchases of property, plant and equipment	(1,617)	(873)
Sale of rental equipment	63	21
Cash paid for acquisitions, net of cash acquired	(35,339)	—
Net cash provided by/(used in) in investing activities	$(36,893)	$(852)
Financing activities
Proceeds from revolving credit facility	32,000	7,959
Payments on long-term debt and revolving credit facility	(8,654)	(8,759)
Proceeds from exercise of stock options	—	97
Repurchase of employee stock units on vesting	(552)	(548)
Payments on finance leases	(31)	(40)
Net cash provided by/(used in) financing activities	$22,763	$(1,291)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,031	604
Change in cash, cash equivalents and restricted cash	(1,239)	938
Cash, cash equivalents and restricted cash at beginning of period	43,931	42,450
Cash, cash equivalents and restricted cash at end of period	$42,692	$43,388

Thermon Group Holdings, Inc.
Reconciliation of Net Income/(Loss) to Adjusted EBITDA
(Unaudited, in Thousands)
	Three Months Ended	Three Months Ended
	June 30, 2022	June 30, 2021
GAAP Net income/(loss)	$6,556	$(340)
Interest expense, net	835	2,165
Income tax expense/(benefit)	2,907	1,224
Depreciation and amortization expense	4,895	5,291
EBITDA (non-GAAP)	$15,193	$8,340
Stock compensation expense	1,193	1,178
Acquisition costs	251	—
Restructuring and other charges/(income)	—	(414)
Canadian Emergency Wage Subsidy	—	(1,015)
Adjusted EBITDA (non-GAAP)	$16,637	$8,089
Adjusted EBITDA %	17.4%	11.4%

Thermon Group Holdings, Inc.
Reconciliation of Net Income/(Loss) to Adjusted Net Income/(Loss) and Adjusted EPS
(Unaudited, in Thousands except per share amounts)
	Three Months Ended	Three Months Ended
	June 30, 2022	June 30, 2021	Adjustment to:
GAAP Net income/(loss)	$6,556	$(340)
Acquisition costs	251	—	Operating expense
Restructuring and other charges/(income)	—	(414)	Operating expense
Amortization of intangible assets	2,268	2,236	Intangible amortization
Tax expense/(benefit) for impact of foreign rate adjustments	—	945	Tax expense
Canadian Emergency Wage Subsidy	—	(1,015)	Cost of Sales and Operating expense
Tax effect of adjustments	(583)	(174)
Adjusted Net Income/(Loss) (non-GAAP)	$8,492	$1,238

Adjusted Fully Diluted Earnings per Common Share (Adjusted EPS) (non-GAAP)	$0.25	$0.04

Fully-diluted common shares	33,567	33,462

Thermon Group Holdings, Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)
	Three Months Ended	Three Months Ended
	June 30, 2022	June 30, 2021
Cash provided by/(used in) by operating activities	$11,860	$2,477
Cash provided by/(used in) by investing activities	(36,893)	(852)
Cash provided by/(used in) by financing activities	22,763	(1,291)

Cash provided by operating activities	$11,860	$2,477
Less: Cash used for purchases of property, plant and equipment	(1,617)	(873)
Plus: Sales of rental equipment	63	21
Free cash flow provided (non-GAAP)	$10,306	$1,625